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                                 EXHIBIT 3.18
                                 ------------


                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                      CALL POINTS ACQUISITION CORPORATION


     Call Points Acquisition Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The Certificate of Incorporation of the Corporation is hereby amended by deleting the text of Article I thereof in its entirety and inserting the following in lieu thereof:

     The name of this corporation is Call Points, Inc. (the "Corporation").

     2. The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by the unanimous written consent of the stockholders) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation as caused this Certificate of Amendment to be executed by its duly authorized officer this 12th day of November, 1997.


                                        CALL POINTS ACQUISITION CORPORATION


                                        By:\s\ Glenn D. Bolduc
                                           -----------------------------------
                                           Name:  Glenn D. Bolduc
                                           Title: President